UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Time Warner Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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IMPORTANT SPECIAL STOCKHOLDERS’ MEETING
INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice	C0123456789	12345

Important Notice Regarding the Availability of Proxy Materials for the
Time Warner Special Meeting of Stockholders to be Held on January 16, 2009
Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the special meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/TWX to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 6, 2009 to facilitate timely delivery.

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Stockholder Meeting Notice

Time Warner’s Special Meeting of Stockholders will be held on January 16, 2009 at the Time Warner Conference Center, One Time Warner Center, 10th Floor, New York, NY 10019-8019, at 8:30 a.m. ET.
The Proposal to be voted on at the meeting is listed below along with the Board of Directors’ recommendation.
The Board of Directors recommends that you vote FOR the following proposal:
1.	Company Proposal to (a) authorize the Board of Directors to effect, in its discretion prior to December 31, 2009, a reverse stock split of the outstanding and treasury Common Stock of Time Warner, at a reverse stock split ratio of either 1-for-2 or 1-for-3, as determined by the Board of Directors, and (b) approve a corresponding amendment to the Company’s Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of Common Stock and shares of Series Common Stock that Time Warner is authorized to issue, subject to the Board’s authority to abandon such amendment.
PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Please refer to the Notice of Special Meeting of Stockholders that accompanies the proxy statement for information regarding how to vote in person at the Special Meeting.

Directions to the Time Warner Inc. Special Meeting of Stockholders
Enter through the Time Warner Inc. corporate headquarters entrance on West 58th Street between 8th and 9th Avenues in New York, New York.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.
à	Internet – Go to www.envisionreports.com/TWX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

à	Email – Send email to investorvote@computershare.com with “Proxy Materials Time Warner” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by January 6, 2009.